UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 28, 2008

IDEAEDGE, INC.

A Colorado Corporation

(Exact name of registrant as specified in its charter)

COLORADO	000-27145	33-0756798
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

6440 Lusk Blvd., Suite 200

San Diego California 92121

 (Address of principal executive offices)

(858) 677-0080

 (Registrant’s telephone number)

 (Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes in Registrant’s Certifying Accountant

Cordovano and Honeck LLP resigned as the independent registered public accounting firm of the Company effective August 27, 2008.  The Company is currently in the process of interviewing other public accounting firms in order to select a successor to Cordovano and Honeck LLP.  We anticipate selecting a successor before our fiscal year end September 30, 2008.

The reports of Cordovano and Honeck LLP on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles, other than to state that there is substantial doubt as to the ability of the Company to continue as a going concern.

During the Company’s two most recent fiscal years and the subsequent interim period up to the resignation of Cordovano and Honeck LLP, there have not been any disagreements between the Company and Cordovano and Honeck LLP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Cordovano and Honeck LLP would have caused Cordovano and Honeck LLP to make reference thereto in its reports on the Company’s audited financial statements, nor have there been any “reportable events,” as that term is described in Item 304(a)(1)(iv) of Regulation S-B.

The Company provided Cordovano and Honeck LLP with a copy of the disclosures made in this report before this report was filed with the Securities and Exchange Commission. The Company requested that Cordovano and Honeck LLP furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the disclosure made herein. The Company received such letter from Cordovano and Honeck LLP wherein it confirmed its agreement with the disclosure made herein. A copy of that letter is attached as Exhibit 16 hereto.

Item 9.01    Financial Statements and Exhibits

(c) Exhibits.

Exhibit	Description

16	Letter from Cordovano and Honeck LLP dated August 28, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IDEAEDGE, INC.
/s/ Jonathan Shultz
Dated: August 28, 2008	By:
Jonathan Shultz Chief Financial Officer

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